                                                                    Exhibit 10.7

                         execution copy printed 7/30/97

                                    AGREEMENT

            AGREEMENT dated as of July 30, 1997 between NAH NAH COLLECTIONS, INC., also known as "Nahdree," a New York corporation (the "Producer"), C.A.S. DESIGNS, INC., a New York corporation (the "Design Company"), and CONSTANCE SAUNDERS ("Saunders," the Design Company and Saunders being herein sometimes collectively referred to as the "Designers").

            WHEREAS, the Producer wishes to retain the Design Company to design bridge lines for women's dresses and women's suits by the Designers ("Apparel") for the Producer, the designing provided by the Designers to be performed exclusively by Saunders; and

            WHEREAS, the Producer may, due to market conditions, wish to add another line or lines in the future, the parties hereto agree to discuss the substitution of a line or lines for the bridge lines, the consent thereto not to be unreasonably withheld by the Designers; and

            WHEREAS, the parties hereto agree to discuss other design categories as may be mutually agreeable to the parties; and

            WHEREAS, the Producer wishes to use the tradenames "Constance Saunders," "Constance", "Saunders," and derivatives thereof (the "Trademarks"); and

            WHEREAS, the Designers are willing to provide the services, and to grant the rights to the Trademarks, on the terms and conditions herein set forth;

            NOW THEREFORE, the parties hereto, in consideration of the premises hereof and other good and valuable consideration, hereby agree as follows:

            1. Term of Agreement. The Producer retains the Design Company, and the Design Company hereby agrees, to provide the services herein during the period (the "term hereof") commencing on July 30, 1997, and ending on July 29, 2002. Saunders hereby agrees for the benefit of the Producer to provide the services required to be performed by her herein during the term hereof and, in the event that the Design Company shall for any reason, except upon Saunders or the Design Company's termination of this Agreement for cause pursuant to Section 14 of this Agreement, cease to provide the services required hereby, Saunders agrees to become an employee of the Producer, if Producer so requests, providing substantially the same services required to be provided by Saunders hereby through the Design Company, on the same terms as those set forth herein.

            2. Duties of Designers. During the term hereof, the Design Company shall be responsible for producing designs for Apparel (designs produced after the date hereof herein called "Designs"), and Saunders shall serve as design director for the Design Company and shall be personally responsible for the performance by the Design Company of its obligations to the
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Producer hereunder. During the term of this Agreement, the Designers shall not design any other Apparel in any category whatsoever without the prior written consent of the Producer.

            3. Duties of Producer. At a reasonable time under the facts and circumstances herein, the Producer shall provide Saunders a separate showroom within the Producer's showroom all aspects of which shall be determined by the Producer. Producer agrees to provide, as employees of Producer at Producer's expense, a draper and an assistant exclusively for use by the Designers solely for work performed by the Designers for the Producer. The hiring of the draper and assistant shall be mutually agreed upon by the parties herein.

            4. Ownership of Designs. Each of the Designers represents that (i) in the first instance, Saunders shall own all the Designs free of all liens and encumbrances and hereby assigns any and all right, title and interest therein to the Producer, (ii) that Saunders shall produce the Designs as a work-for-hire for the Design Company solely for the benefit of the Producer, and (iii) the Design Company shall produce the Designs as a work-for-hire for the Producer, thereby assigning any and all its right, title and interest in the Designs to the Producer. Except as otherwise provided herein, during the development of the Designs and at all times thereafter, as among the Producer, the Design Company and Saunders, the Producer shall be the sole and exclusive owner of all right, title and interest in the Designs and all proprietary and other rights pertaining thereto. The Designers hereby assign and transfer to the Producer irrevocably and absolutely and in perpetuity, all rights, title and interest in the Designs and all proprietary rights and other rights pertaining thereto which the Designers may now or hereafter acquire in and to the Designs. Without limiting the generality of the foregoing, the Producer shall have the sole and exclusive right to distribute, use, display, exhibit, advertise, publicize or otherwise exploit the Designs by any and all means, whether now known or hereafter devised, in perpetuity and in such a manner and to such extent, if at all, as the Producer, in its sole discretion shall determine. The Design Company and Saunders shall, at the request of the Producer, at any time and from time to time, promptly execute and deliver, or cause to be executed and delivered, to the Producer, all documents and instruments and promptly take all such action as may be reasonably necessary or appropriate to protect the Producers rights to the Designs and to carry out the purpose and intent of this Section 4. The Designers hereby warrant and represent that the Designs have not previously been sold by either of them and are being transferred to the Producer hereunder free and clear of all liens, claims and encumbrances whatsoever. The Designers, jointly and severally, agree to indemnify and hold harmless the Producer against all claims, liabilities, demands, expenses and costs (including legal fees and expenses) relating to or in connection with any third party claim or action arising out of the infringement or copying of such third party's designs by any Designs of the Designers. Upon the termination of this Agreement for any reason, the Designers shall not utilize any designs identical to the Designs owned by the Producer, but may utilize designs which are similar to, modifications of or derivatives of the Designs or portions thereof. If the parties hereto enter into a separate licensing agreement for matters not contained herein, the Producer may utilize the designs under that licensing agreement which are similar to, modifications of or derivatives of the new designs or portions thereof under the such licensing agreement.


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            5. Use of Designs and Trademarks by the Producer. The Producer shall determine in its sole discretion whether to use a Design, whether to use an entire Design or a portion thereof, when to use a Design and in connection with which Apparel to use a Design. The Designers specifically acknowledge herewith that permission to use the Trademarks in the following manner has been granted:
"Constance Saunders for Nahdree," "Constance Saunders by Nahdree, "Constance Saunders Suit by Nahdree," "Constance Saunders Dress by Nahdree" and "Constance Saunders" "by" or "for" combined with the name or names of a division and/or corporate name of the Producer. Permission to use the Trademarks in any other combination shall not be unreasonably withheld by the Designers. Any item sold by the Producer using all or a portion of a Design shall bear one of the Trademarks, although it may also bear, together with one of the Trademarks, a trademark, tradename or style owned by the Producer. As a material inducement on the part of Saunders granting the exclusive right to Producer to use the Trademark in accordance with this Agreement, Producer agrees that:

                  (a) It will cause to appear on the Apparel and on all packaging, hang tags and advertising and other printed materials on which the Trademarks appear, all legends, markings and notices as may be required by law or regulation;

                  (b) It shall not at any time intentionally do or suffer to be done a anything which may, in any way, adversely affect any rights of Saunders or the Design Company in and to the Trademarks which may reduce the value of the Trademarks;

                  (c) All right, title and interest in and to the Trademarks shall, at all times, be the sole and exclusive property of Saunders except as provided for herein;

                  (d) The Trademarks shall not be used by the Producer in connection with any merchandise other than as provided for in this Agreement;

                  (e) The Producer agrees that it will never challenge Saunders' ownership rights and the rights of Design Company therein or the validity of the Trademarks; and

                  (f) Producer's right to use the Trademarks shall, at all times, inure to the benefit of Saunders and the Design Company as provided for herein.

            6. Compensation for Designs. The Producer agrees to pay to the Design Company, as compensation ("Compensation") for its services hereunder, a base amount ("Base Amount") and, beginning with the Contract Year ending July 29, 1999, a contingent amount ("Contingent Amount"), as set forth below. For the purposes hereof, a Contract Year means a 12-month period (except in the case of early termination of this Agreement) beginning on a July 30 nd ending on the next succeeding July 30 or earlier termination hereof:

                  (a) The Base Amount shall be $210,000 for each Contract Year during the term hereof, payable in accordance with the Producer's regular pay intervals for its employees. The Producer, in its sole discretion, may from time to time increase the Base Amount or pay additional compensation to the Design Company.;


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                  (b) The Contingent Amount shall be 2% of the excess, if any, of the amount actually collected by the Producer with respect to Net Sales in each of the second through fifth Contract Years during the term hereof over $7,000,000. (No Contingent Amount shall be payable with respect to the first Contract Year.) For purposes hereof, "Net Sales" shall mean (i) the total of the gross invoice prices of all Apparel designed by the Designers and marketed by the Producer under any of the Trademarks, after deducting customary trade discounts, allowances and returns; provided, however, that the Producer shall not be obligated to pay any Contingent Amount hereunder with respect to sales made through factory outlets or other retail stores owned, leased or controlled by the Producer, its subsidiaries and affiliates. The Contingent Amount shall be payable (x) within 30 days after the end of each Contract Year for which a Contingent Amount is payable with respect to amounts actually collected during such Contract Year relating to Net Sales occurring therein, and (y) within 30 days following the collection of amounts which are collected after the end of the Contract Year to which they relate. Written statements as normally rendered by the Producer to other designers shall accompany payments of the Contingent Amount; and

                  (c) The Design Company shall be an independent contractor and the Producer shall not be required to withhold any federal, state, local and other taxes from amounts paid to the Design Company hereunder, but shall report the amounts so paid to the Design Company on federal tax form 1099, or other tax form which the Producer determines to be appropriate. Each of the Designers agrees to pay all federal, state, local and other taxes due with respect to the amounts paid to the Design Company by the Producer.

                  (d) Producer will maintain appropriate books of account concerning all transactions within the scope of this Agreement. Designers' representatives shall have the right, at reasonable times upon reasonable notice to Producer to inspect such records to verify the accuracy of Producer's reports to it. If upon audit it is revealed that there is owing the Designers Contingent Amounts in excess of 7% or more than that reported, the cost of the audit shall be borne by the Producer.

            7. Expenses. The Producer shall pay the reasonable travel expenses incurred by Design Company or Saunders in connection with Saunders' two trips to Europe during each 12 month period hereunder.

            8. Ownership of Trademarks. Saunders hereby warrants and represents that the Trademarks are owned throughout the World by her free and clear of all liens, claims and encumbrances whatsoever arising through her action or acquiescence. Saunders hereby grants the Producer the exclusive right to use the Trademarks in connection with the Designs anywhere in the World during the term hereof and as otherwise provided herein. Without limiting the generality of the foregoing, the Producer shall have the sole and exclusive right to use the Trademarks in connection with the distribution, use, display, exhibiting, advertising and/or publication of the Designs in such a manner and to such extent as the Producer, in its sole discretion shall determine. The Producer acknowledges that the Designers have previously granted a non-exclusive license to certain third party to use the Trademarks in connection with (i) the manufacture of a certain previously designed Fall collection through September 30, 1997


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and (ii) the marketing, distribution and sale of such previously designed Fall collection through December 31, 1997. Each of the Designers shall, at the request of the Producer, at any time and from time to time, promptly execute and deliver, or cause to be executed and delivered, to the Producer, all documents and instruments and promptly take all such action as may be reasonably necessary or appropriate to protect the Producer's rights to the Trademarks as above provided and to carry out the purpose and intent of this Section 8. Each of the Designers agrees to indemnify and hold harmless the Producer against all claims, liabilities, demands, expenses and costs (including legal fees and expenses) relating to or in connection with any third party claim or action arising out of the infringement or copying of such third party's trademarks by any Trademarks.

            9. Indemnification. The Producer hereby indemnifies and agrees to defend and hold Design Company and Saunders harmless from and against any claims, suits, losses, damages, demands, injuries and expenses (including reasonable attorneys, fees and expenses of attorneys as provided herein) arising out of any alleged defects in the material or workmanship of any Apparel in connection with the labeling, distribution or advertisement of any Apparel by the Producer in violation of any national, state or local law or regulation, whether or not the Apparel was approved by the Design Company pursuant to this Agreement. The Producer shall designate the attorneys to defend the Designers pursuant to this Section 9.

            10. Insurance. The Producer shall procure and maintain at all times during which Apparel is being sold in full force and effect at its own expense with responsible insurance carrier (s), at least $1,000,000 per occurrence of products liability insurance coverage with respect to the Apparel. Such insurance shall name the Design Company and Saunders as additional insureds and shall provide for at least ten days prior written notice to the Design Company and Saunders of the cancellation or substantial modification thereof. Such insurance may be obtained by the Producer in conjunction with a policy of product liability insurance which. covers products other than the Apparel. If requested, the Producer shall furnish or cause to be furnished to Design Company evidence of the maintenance of the insurance.

            11. Right of First Refusal. In the event that the Designers, or either of them, shall receive a bona fide offer to license any of the Trademarks for use on products other than women's ready-to-wear apparel, the Producer shall have the right, at its sole election exercised during a period of 30 days following receipt of notice thereof, either (i) to match such offer and produce such product under a license which is substantially similar to the license contemplated by such offer, or (ii) to consent to such license in consideration of the right to receive from such Designer an amount equal to 20% of all amounts received by such Designer as a result of such use of the Trademarks. In the latter case, such Designer shall pay to the Producer the amounts due under clause (ii) above within 15 days of the receipt by such Designer of any amount received by such Designer as a result of such use of the Trademarks.

            12. Death. In the event of Saunders death, (i) the Compensation shall be paid to the Design Company through the end of the month in which her death occurs, and (ii) the Contingent Amount shall be paid to the Design Company for a period of six months following the month in which such death occurs.


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            13. Disability. If, during the term hereof, Saunders shall, because of physical or mental illness or incapacity, become unable adequately to perform the duties and services required of her pursuant to this Agreement for a period of 20 consecutive days or for a period of 60 days in any 180-day period, the Producer may, upon prior written notice given at any time after the expiration of such 20-day period or 60-day period, as the case may be, to the Design Company of its intention to do so, terminate its obligation to pay Compensation hereunder, in which case the Design Company shall be entitled to receive (i) the Compensation through the end of the month in which such termination occurs, and
(ii) the Contingent Amount for a period of six months following the month in which such termination occurs.

            14. Termination for cause. The Producer may terminate this Agreement "for cause", without liability other than for payment of accrued but unpaid Compensation through the date of termination, in the event of (i) any act of Saunders which has the effect of materially injuring the reputation, business or business relationships of the Producer; (ii) conviction of Saunders (including a conviction on a nolo contenders plea) for any crime or offense which involves property or money of the Producer; (iii) conviction of Saunders for a felony; or Saunders, incarceration following any conviction which restricts or limits her ability to perform her duties hereunder, (iv) Saunders, failure, neglect or refusal to perform her duties as set forth herein, or (v) a material breach of any representation, warranty or covenant contained in this Agreement by either of the Designers. The Designers may terminate this Agreement "for cause", without liability, in the event of a material breach of any representation, warranty or covenant contained in this Agreement by the Producer. The Producer's failure to pay the Designers under any of the obligations of the Producer herein shall constitute a material breach under this Agreement. In either case, the party whose act shall have given rise to the right to terminate this Agreement shall have 20 days after receipt of written notice by the party seeking to terminate to cure the breach or nullify the act which is the cause of such termination, if such cure or nullification is possible.

            15. Rights of Producer on Termination. Upon termination of this Agreement for any reason, including the expiration hereof, the Producer shall have the right to use the Trademarks and Designers shall not take any action which may impede the orderly sale of Apparel in connection herewith for the periods set forth below:

                  (a) upon the expiration hereof, the Producer shall have the non-exclusive right to use the Trademarks for six months after such expiration to sell, in the ordinary course of business, Apparel utilizing Designs of the Designers under any of the Trademarks;

                  (b) upon the termination hereof by the Designers for cause, the Producer shall have the non-exclusive right to use the Trademarks for six months after such termination to sell, in the ordinary course of business, Apparel utilizing Designs of the Designers under any of the Trademarks; and

                  (c) upon the termination hereof by the Producer for cause, the Producer shall have the exclusive right to use the Trademarks to sell Apparel utilizing Designs under any of the Trademarks for the shorter of
      (i) one year after such termination, or (ii) the period between such terminate and July 29, 2002; and


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                  (d) upon the failure of Saunders to continue to serve as the design director for the Design Company and, thereafter refuses to act as design director for the Producer, as set forth in this Agreement, the Producer shall have the exclusive right to use the Trademarks to sell Apparel utilizing Designs under any of the Trademarks for the shorter of
      (i) two years after such termination, or (ii) the period between such termination and July 29, 2002.

            16. Confidentiality. Each of the Designers acknowledges that each of them, by virtue hereof, shall have a confidential relationship with the Producer with access to confidential information and trade secrets of the Producer (collectively, the "Confidential Information"), including customer and client lists, financial information, price lists, marketing and sales strategies and procedures, computer programs, databases and software, supplier, vendor and service information, personnel information, operating procedures and techniques, business plans and systems, and all other records, files, and information in respect of the Producer. Information with regard to customers, clients and vendors which Designers have had business dealings with prior to the commencement of this Agreement shall be excluded from the provisions of this Section. For the term of this Agreement and for a period of one year thereafter, each of the Designers shall maintain the strictest confidentiality of all Confidential Information and shall not use or permit the use of, or disclose, discuss, communicate or transmit or permit the disclosure, discussion, communication or transmission of, any Confidential Information, provided that this Section shall not apply to information (i) that, by means other than either of the Designers, deliberate or inadvertent disclosure, becomes generally known to the public, or ii) the disclosure of which is compelled by law (including judicial or administrative proceedings and legal process), provided in the latter case that the Producer shall have promptly been given written notice of any request or requirement for any such Confidential Information.

            17. Injunctive Relief of Producer. Each of the Designers acknowledges that in the event of a breach or threatened breach of any of the provisions herein by either of the Designers, the Producer may suffer irreparable damage and will not have an adequate remedy at law. Accordingly, in the event of such a breach or threatened breach, the Producer shall be entitled, in addition to any other remedies which it may have at law or in equity, to an injunction issued by a court or tribunal or competent jurisdiction to restrain the Designers from committing or continuing any such breach. This Section shall be construed as an agreement independent of the balance of this Agreement and shall survive the termination of this Agreement.

            18. Injunctive Relief of Designers. Producer acknowledges that in the event of a breach or threatened breach of any of the provisions herein by the Producer, each of the Designers may suffer irreparable damage and will not have an adequate remedy at law. Accordingly, in the event of such breach or threatened breach, either or the Designers shall be entitled, in addition to any other remedies which it may have at law or in equity, to an injunction issued by a court or tribunal or competent jurisdiction to restrain the Producer from committing or continuing any such breach. This Section shall be construed as an agreement independent of the balance of this Agreement and shall survive the termination of this Agreement.

            19. Good Faith. Notwithstanding anything contained in this Agreement to the contrary, each of the parties hereto covenants and agrees that in all dealings between the parties,


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including, without limitation, the granting or withholding of any approval or consent in connection with any transactions contemplated hereunder, each such party shall act at all times in good faith and in a commercially reasonable manner.

            20. Notices. Any notice to be given hereunder shall be in writing and may be delivered personally or sent by overnight courier (such a Federal Express), all costs and fees prepaid, facsimile transmission, with a confirmation copy to be sent by mail the day of transmission, or certified or registered mail postage prepaid, return receipt requested. Any such notice shall be deemed to have been given (i) when delivered personally, (ii) the day after having been sent by overnight courier, (iii) upon facsimile transmission, or
(iv) five days after the date of mailing, if sent by certified or registered, addressed as follows:

            If to the Producer, addressed to:

                  Nah Nah Collections, Inc.
                  213 West 35th Street
                  New York, New York  10001

                  Attention: Mr. Hong J. Han, President

            With a copy to:

                  Ballon Stoll Bader & Nadler, P.C.
                  1450 Broadway
                  New York, New York  10018
                  Attention: Howard D. Bader, Esq.

            And if to either of the Designers, addressed to:
                  C.A.S. Designs, Inc.
                  25 East 9th Street, #5B
                  New York, new York  10003

                  Attention: Ms. Constance Saunders

            With a copy to:

                  Levy Sonet & Siegel
                  630 Third Avenue
                  New York, New York  10017

                  Attention: Alan M. Siegel, Esq.

or to such other address as any party hereto shall designate in writing to the other such parties.

            21. Prior Agreements. This Agreement shall constitute the entire agreement among the parties concerning the subject matter hereof and shall supersede any prior agreements, documents or other instruments with respect to the matters covered hereby.


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            22. Amendments. This Agreement may be amended, or its terms waived, only by a writing executed by each of the parties hereto or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right hereunder shall operate as a waiver of such right. A waiver of any right will not preclude any further exercise of such right or of any other right.

            23. Assignment. This Agreement, and each party's rights and obligations hereunder, may not be assigned, except as otherwise specifically provided herein.

            24. Successors. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective legal representatives, successors and permitted assigns.

            25. Severability. In the event that any provision of this Agreement shall be held invalid or unenforceable, or if the scope of any such provision shall be held to be overly broad, such holding shall not invalidate or render unenforceable any other provision hereof or such provision in any other circumstances or jurisdiction, and any such provision held to be overly broad in scope shall be deemed to have been automatically revised to narrow its scope to give it the greatest effect consistent with such holding, and such holding shall not invalidate or render unenforceable any other provision hereof, the same provision in any other instance or jurisdiction, or the same provision as so deemed amended in the current instance or jurisdiction.

            26. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed wholly within such state.

            27. Litigation Expenses. In the event that either the Producer or the Designers (or either of them) seeks to resolve a dispute regarding whether cause to terminate this Agreement has occurred, as contemplated by Section 14 hereof, the losing such party in such litigation shall be responsible for paying the costs of such litigation (including attorney's fees) incurred by both such parties.

            28. Headings. All headings used in this Agreement are for reference purposes only and shall not be deemed to have any substantive effect.


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            IN WITNESS WHEREOF, each of the parties hereto has executed this
Agreement or caused this Agreement to be executed in its corporate name and under its corporate seal by one of its officers thereunto duly authorized, as of the day and year set forth above.

                              NAH NAH COLLECTIONS, INC.


                              By: /s/ Hong J. Han
                                 -------------------------------------
                                    Hong Han, President

                              C.A.S. DESIGNS, INC.


                              By: /s/ Constance Saunders
                                 -------------------------------------
                                  Constance Saunders, President

                              /s/ Constance Saunders
                              ----------------------------------------
                              Constance Saunders, Individually

1994B


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